UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 10, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE.
On October 10, 2016, Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”) announced that it has successfully refinanced four mortgage loans with existing outstanding balances totaling approximately $415 million. The previous mortgage loans that were refinanced were the Wachovia 1, Wachovia 2 and Wachovia 6 loans with final maturity dates in April 2017, and the JP Morgan Chase Marriott Fremont loan with a final maturity date in August 2019. The new loan totals $450 million, and the next non-extendable debt maturity for the Company is a $16 million loan that matures in June 2017.
The mortgage loans were refinanced through one new mortgage loan with a two-year initial term and four one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only, provides for a floating interest rate of LIBOR + 4.55%, and contains flexible release provisions for the potential sale of assets. The loan is secured by eighteen hotels: Courtyard Basking Ridge, Courtyard Newark, Courtyard Oakland, Courtyard Plano, Courtyard Scottsdale, Residence Inn Newark, Residence Inn Phoenix, Residence Inn Plano, SpringHill Suites Glen Allen, SpringHill Suites Manhattan Beach, SpringHill Suites Plymouth Meeting, Towneplace Suites Manhattan Beach, Embassy Suites Flagstaff, Marriott Bridgewater, Marriott Raleigh Durham, Marriott Suites Dallas, Sheraton Bucks County, and Marriott Fremont.

A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description
99.1	Press release of Ashford Hospitality Trust, Inc., dated October 10, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel